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QNCPL.PK - Q1 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL

EVENT DATE/TIME: MAY. 05. 2004 / 9:00AM ET
EVENT DURATION: N/A

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CORPORATE PARTICIPANTS

AMANDA MULLIN
Quanta Capital Holdings - VP, Corporate Communications and
Investor Relations

TOBEY RUSS
Quanta Capital Holdings - CEO

JOHN BRITTAIN
Quanta Capital Holdings - CFO

CONFERENCE CALL PARTICIPANTS
DAVID EINHORN
Grey & White Capital - Analyst

TOM PRICE
MSP Investors - Analyst

ROB LYSTEL
Lakeway Capital - Analyst

JERRY HEBERMANN
Lord Abbott - Analyst

PRESENTATION

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OPERATOR

Good day, ladies and gentlemen. And welcome to your Quanta Capital Holdings
First Quarter financial results conference call. My name is Gina. I'll be your conference coordinator. At this time all lines are in a listen-only mode and we'll be taking questions towards the end of the conference call.

[OPERATOR INSTRUCTIONS]

At this time I'd like to turn the call over to your host, Ms Amanda Mullin, VP of Corporate Communications and Investor Relations.

Ma'am, over to you.

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AMANDA MULLIN  - QUANTA CAPITAL HOLDINGS - VP, CORPORATE COMMUNICATIONS AND
INVESTOR RELATIONS

Thank you. Good morning, everyone. Thank you for joining us today.

Before we begin, I'd like to note that this conference call contains forward-looking statements including statements regarding the company's performance for 2004 and beyond, and other statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of
1995.

Forward-looking statements are based on our estimates and assumptions and are subject to a number of risks, uncertainties and other factors beyond the company's control, which may cause material differences in actual results. These risk factors are detailed in Quanta's amended Form S-1 filed with the SEC on May
3rd, 2004.

With that I'd like to now turn the call over to Tobey Russ, Quanta's CEO. Tobey?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Thank you, Amanda. Good morning, everyone. And welcome to the call. Joining me on today's call is John Brittain, Quanta's CFO. We'd like to begin this morning by reviewing the progress we made since we last spoke to you and provide an overview of our 1st quarter accomplishments.

Later on, I'll turn the call over to John to walk through our Q1 financial results in more detail. And then I'll make some final remarks. After that we'll be happy to take any questions you may have.

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To begin, we're pleased with Quanta's performance during our 1st quarter of underwriting operations. As planned, with our direct specialty lines ramping up, we capitalized on the opportunities we saw in the reinsurance market during the
January renewal season.

Our reinsurance business net written premiums for Q1 totaled 80.7 million. All of our reinsurance lines, casualty, property and marine performed in line with, or exceeded plan for the quarter. Our reinsurance activities in the 1st quarter also included an estimated 48.6 million of additional bound treaty reinsurance premium, which will be reported as net written premium in future periods.

Regarding our direct specialty lines, we accomplished a great deal in the 1st quarter, and addressed the bulk of the infrastructure building necessary to run the U.S. specialty lines business. The reinsurance treaties necessary to support our direct business were in place by March. And in addition, we worked through many of the license requirements both for admitted and excess and surplus lines insurance companies.

Specialty lines business development generated 31.8 million in net written premiums for the quarter, with particular strength exhibited by our marine business.

With the regulatory foundations and the reinsurance treaties now in place, we expect the growth of all of our direct specialty lines to increase throughout the rest of 2004 and become a more significant contributor to our overall financial performance.

With regards to personnel, we recently announced the appointment of Charles
Kasmer, as Chief Actuary. Charles comes to us with tremendous amount of actuarial experience. Most recently he was Chief Actuary of Global Casualty for
Global P&C reinsurance at GE ERC, where he oversaw reinsurance pricing for worldwide casualty lines of business. Prior to that, Charles acted as Principal and Actuary of the DFA practice at Aon Corporation. We're very pleased to have
Charles join the Quanta team.

In terms of other Q1 accomplishments, we were successful in finalizing Quanta's cash compensation plan in the quarter. We believe that this plan, which is based on risk adjustment returns on capital, will directly align the interest of our employees with those of our shareholders.

By tracking underwriting results over multiple years, and linking incentive compensation to the business unit's actual results, we believe we have instituted a vastly improved pay-for-performance structure. Furthermore, we believe that this program positions us to deliver superior long-term rates of return by driving all of our employees to think like shareholders.

Again, we had a solid 1st quarter and remain very positive about our growth prospects for 2004 and beyond. We're very excited about our progress today in building on Quanta's fundamental technical strengths, and remain committed to delivering consistent shareholder growth and value as we move ahead.

With that I'd like to introduce John Brittain, who will cover the company's financial performance in more detail.

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Thank you very much, Tobey. And good morning, everyone.

For the 1st quarter net written premiums totaled 112.5 million. As we mentioned, our reinsurance business contributed 80.7 million in net written premium, while our direct insurance lines contributed 31.8 million in net written premiums.

As you are aware, we only began underwriting during the 4th quarter 2003. So we have no comparable year ago numbers to report against.

Our estimated ultimate net written premiums bound in the 1st quarter was 161.1 million. This amount includes an additional estimated 48.6 million of premiums bound under reinsurance contracts during the 1st quarter that will be reported as net written premiums in future periods.

1st quarter net premiums earned were 27.2 million and net investment income including realized gains was 4.3 million. Risk consulting revenues for the 1st quarter were 6.5 million. Consulting revenues were derived from the operations of Environmental Strategies Corporation, which are included in our consolidated results of operations.

Our underwriting net loss ratio for the 1st quarter was 58.4% and our acquisition expense ratio was 24.3%. Total G&A expenses for the 1st quarter were
15.8 million, which includes insurance related G&A expenses of 13.5 million and
2.3 million of G&A expenses associated with our risk consulting business.

We had a total of 244 employees at the end of the quarter, of which 115 were employed by our environmental risk consulting business.

As we have now largely completed our operational infrastructure build-out to support 2004 full year growth, we believe that our current employee cost structure is positioned to provide positive operating leverage impact to our profit margin growth for the remainder of the year.

Our underwriting G&A expense ratio excluding consulting expenses was 12.0% for the 1st quarter. Our underwriting combined ratio was 94.7% for the 1st quarter.

Our total net loss for the 1st quarter was 4.8 million, or 8 cents a share. The net loss excluding net realized gains on investment for the 4th quarter was $6 million, or 10 cents per share. As of March

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31, our shareholders equity was 485.6 million, which represents book value for outstanding common share of $8.55.

With regards to an update on our registration process, we currently expect our
S-1 registration statement filed with the SEC to be declared effective in the very near future.

Subject to our registration statement being effective, we currently expect that on Friday, May 14th, Quanta's common shares will begin trading on the NASDAQ national market under the ticker symbol QNTA.

We are truly excited about this pending milestone for the company, which will enable us to expand our shareholder base and attract new investors to Quanta. We look forward to keeping you apprised as we move ahead, and continue to execute on our growth strategies. With that, I'd like to turn the call back over to
Tobey for some final remarks.

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Thanks, John. Before we move to Q&A, I'd like to make a few comments on the balance of 2004, our current state of the market and some of the more immediate opportunities before us.

With respect to the remainder of 2004, we are on track to put all of our available capital to work by the end of the year, at a written premium to shareholders' equity capital ratio of 1.1 to 1.

We also expect continued bottom line improvement, which is reflective of new business, growth in earned premium and very disciplined underwriting. In terms of general market trends, we continue to see firm pricing in the specialty lines in which we engage.

While property and excess casualty rates are down slightly, we believe they are still at very attractive levels. Overall, we continue to see healthy pricing levels in professional liability, marine, fidelity and crime, surety and environmental liability. And we expect this favorable pricing environment to continue throughout 2004.

In terms of geographic expansion, we expect to receive our European insurance license this summer. In anticipation of this important step, we have been building underwriting staff in environmental and professional liability. We expect Europe to begin to contribute to the company's results in the latter half of 2004 and look forward to expanding Quanta's global reach.

In addition to geographic expansion of existing lines, we see a number of promising opportunities and favorable market conditions for expanding our business. With our direct specialty lines now well under way, we intend to expand into other technically oriented lines that meet our risk-return threshold.

I'd like to say in closing that we believe Quanta is off to an excellent start.
We recognize there is still much work ahead of us, but we remain focused on the company's strategy to offer highly customized, technically advanced risk assessment and underwriting solutions. Over the long-term, we believe the differentiation Quanta offers will yield increasing shareholder value and generate consistent superior industry returns.

With that, I'd like to thank you for your time this morning and open the call up for any questions you may have.

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QNCPL.PK - Q1 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL
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QUESTION AND ANSWER

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OPERATOR

Thank you, sir.

[OPERATOR INSTRUCTIONS]

And we'll take our 1st question of the day from Mr. David Einhorn Greenlight
Capital. Sir, you may go ahead.

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DAVID EINHORN - GREENLIGHT CAPITAL

Hi. Good morning. Could you compare the cost structure of the company now to what we had at the road show and explain, maybe, what the differences are? And what impact that might have, if there is any impact on the long-term profitability of the company?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Yes. Hi, David, this is Tobey. In terms of total G&A costs from a dollar point of view, the cost structure is very much in line with what we presented during the road show.

If there's any other comment I could add to that, it would be that the earned premium through the 1st quarter is slightly behind where we expected it to be, due to a couple of factors.

One of which is the mix of business. As you see, the mix of business is heavily weighted towards the reinsurance portion of our business, which pushes or delays some of the earnings recognition, because in that line of business, we have earnings that will be recognized out as late as 24 months from inception.

So, in terms of our expense ratio, it's a bit higher than what we expected it to be through the 1st quarter. Having said that, from a dollar point of view, it's very much in line with where we anticipated it would be when we went out on the road many months ago.

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DAVID EINHORN - GREENLIGHT CAPITAL

Could you call me back later to discuss this more?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Sure.

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OPERATOR

[OPERATOR INSTRUCTIONS].

And we'll take our next question from Mr. Tom Price of MSP Investors (ph).
Please proceed.

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TOM PRICE - MFP INVESTORS

Yes. Could you please talk about your investment portfolio? How it's being invested today? And then also relate that to, I guess, your mix of business as you move more toward the direct lines. How do you see detail developing? Thanks.

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JOHN BRITTAIN - QUANTA CAPITAL HOLDINGS - CFO

Yes, Tom. It's John Brittain, let me tell you, our investment portfolio, which are per balance sheet if you take our cash and total investment at the end of the quarter was $490 million.

The -- it's a short -term high credit quality fixed income portfolio. The credit quality is AA. And its average duration is about 2.5 years. Our performance on that portfolio all in with realized gains was 4.3 million in the 1st quarter, which has a realized return of 3.6%. And the book yield on the portfolio was
2.7% for the quarter.

In a potential increase in interest rate environment, keeping the duration of our portfolio or shorter will obviously have a lesser of a negative impact to unrealized capital performance on the portfolio. And we will benefit over time by increasing interest rates.

We currently have not provided any forecast, or any indication on the average liability mix of our underlying insurance business, but I can tell you that portfolio duration is equal to, or less than our assumed liability structure for our insurance portfolio.

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TOM PRICE - MFP INVESTORS

Ok. Thanks.

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OPERATOR

Thank you for standing by as we take our next question. We will take our next question from Mr. Rob Lietzow of Lakeway Capital. Sir, you may proceed.

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ROB LIETZOW - LAKEWAY CAPITAL

Hey, good morning.

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

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Good morning, Rob.

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ROB LIETZOW - LAKEWAY CAPITAL

How are you doing?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Very good.

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ROB LIETZOW - LAKEWAY CAPITAL

I just wanted to know -- you talked kind of vaguely about the market conditions.
And I guess the -- if you look at your loss ratio, it's probably exceeding your expectations, or at least from the company's point of view.

And could you talk a little bit about the kind of returns you're expecting to get out of the contracts you're writing now? A little more detail. You say it's good, but what does that mean?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

First let me -- let me take the 1st part of your question, first in terms of loss ratio. The aggregate loss ratio for the company is a bit higher than what we projected as part of the road show, in part because the mix of business, again, is heavily skewed in the 1st quarter toward reinsurance, which carried a higher loss ratio associated with that.

But, when you break those numbers down between reinsurance and direct, they're actually quite in line with our original expectations. And I would expect those numbers to even out over time.

In terms of the rating environment, the rating environment for us is very much as anticipated. For 2004, we've seen as I said, some slight price softening in the excess casualty area. But as you know, our focus is primarily in the special liability and environmental liability lines, which are some of the least affected.

In fact, we haven't seen rate decreases in either one of those prices. We're still seeing rate increases, for the most part. But, those rate increases have slowed down, compared to what they were, certainly in 2003.

So, in terms of Quanta's business, as I mentioned, the lines which we currently engage, we have seen very little impact, if any, as a result of price softening that you're seeing in the property and excess casualty portions of the business.

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ROB LIETZOW - LAKEWAY CAPITAL

Correct. So, what does that translate into in terms of ROE type returns that you expect to yield out of that?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

We've given no guidance on ROE as a forward-looking statement, whatsoever.

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ROB LIETZOW - LAKEWAY CAPITAL

But, I thought we -- in the road show, you did talk about that, didn't you?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

No. In the road show we did provide what we felt the business would yield. Going forward as a public company, however, we are not in a position to give forward-looking statements as respects to return. What we have said is that the company plans to put all of the capital to use throughout 2004. And we stand by that.

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ROB LIETZOW - LAKEWAY CAPITAL

Ok.

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OPERATOR

We'll take our next question from Mr. Jerry Hebermann (ph) of Lord Abbett.

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GERRY HEFFERNAN - LORD ABBETT

Good morning. Could you review the combined ratio calculation that you have attached here? In particular, the G&A expense ratio.

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JOHN BRITTAIN - QUANTA CAPITAL HOLDINGS - CFO

Yes, sure, Jerry. It's John Brittain. On the G&A expense ratio, what we have is
-- if you look in the income statement, our total GAAP G&A expenses were approximately15.9 million. Of that 15.9 -- 15.8 million, our insurance-related underwriting G&A expenses are 13.5 million. And we compare those insurance-related underwriting G&A expense ratios, as a percentage of our net written premium for the period, to give us a G&A expense ratio of 12%.

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GERRY HEFFERNAN - LORD ABBETT

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Why are you comparing it to the net written premiums as opposed to net earned premiums, for the loss line and the acquisition expense line, as compared to the net premiums earned?

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JOHN BRITTAIN - QUANTA CAPITAL HOLDINGS - CFO

That's a very good question. And in particular, on the G&A expense ratios, we believe that our actual GAAP-incurred expenses in the period are reflective of our total activity in the marketplace. So, we think it is an appropriate measure to look at our other overheads as a percentage of net written premium. We have used for loss ratios, standard industry convention of looking at our losses incurred as a percentage of net earned premium.

And then the 3rd ratio is our acquisition expense ratio and in particular there, we believe that if we use a statutory ratio, which we don't, there's a lot of volatility in a build-up, start-up environment. And there we believe the acquisition expense ratio, which compares our GAAP acquisition expenses, as a percentage of our net earned premium, is also appropriate for evaluating on a going concern basis, our business, and our cost structure against earned writing activity.

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GERRY HEFFERNAN - LORD ABBETT

Understanding the seasonality aspect of the business, what are the chances of your net premiums written in the 1st quarter being able to equal that in quarters 2 through 4, trying to understand the fact that you are using a quarterly expense number against an annualized net premiums written number? And that if I can write that amount or greater, net premiums for the next 3 sequential quarters, going into the next year, I can see how that balances out but to me it seems it's a little bit generous on your part.

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JOHN BRITTAIN - QUANTA CAPITAL HOLDINGS - CFO

I think that you've just -- to clarify, you're measuring in a period of time, your net written premiums that are written in that period, the issue really becomes on a statutory basis, your acquisition costs or on a percentage basis for GAAP over the period of your earned premium and we think that's reflected properly as a going concern.

If you were to look at your acquisition costs on a statutory basis, it would be your total acquisition costs incurred in that period, which really doesn't normalize properly; it can be very lumpy. And we believe the measures we're using are appropriate in a start-up in an ongoing environment to reflect your expense structure as a going concern against your market-based activity.

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GERRY HEFFERNAN  - LORD ABBETT

OK. At what point do we see the environmental consulting business breaking even?

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TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO

Hi, it's Tobey again. We expect the environmental consulting business to make money in calendar year 2004. I can't make -- I won't make a prediction on exactly what month that will occur but the environmental business prior to its acquisition has been in a position to make money in just about every quarter throughout its history.

The additional cost that is actually showing -- resulting in a loss is actually the amortization of the portion of the goodwill from its purchase price and we're working with the environmental group to overcome that expense by growing the business. The environmental group in the 1st quarter suffered a bit from the severe weather conditions, particularly the cold weather that occurred in the
1st quarter which delayed a lot of their contract work and pushed it into --
will push it into a future period. So we actually feel good about the consulting business. And its growth prospects have brought the balance of 2004 and we expect it to make money overall.

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GERRY HEFFERNAN  - LORD ABBETT

Thank you.

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OPERATOR

Sir, that is our last question today. I would like to turn it over to you for closing remarks.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Well thank you very much everyone for the opportunity for us to review our 1st full quarter of operating results. And we look forward to speaking to you again in the very near term regarding our 2nd quarter. Again, thank you for your time and attention and your questions.

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OPERATOR

Ladies and gentlemen, thank you for joining us on the call. You may now disconnect your lines.

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